SPECIAL WARRANT AGREEMENT

THIS SPECIAL WARRANT AGREEMENT is dated as of April 27, 2000

BETWEEN:

URBANA.CA, INC.., a body corporate incorporated in the State of Nevada, having an office at 22 Haddington Street, Cambridge, Ontario, N1R 3B9

(the "Company" )

A N D:

PACIFIC CORPORATE TRUST COMPANY, a trust company incorporated under the laws of British Columbia, located at located at #830-625 Howe Street, Vancouver, British Columbia, V6C 3B8

(the "Trustee")

WHEREAS:

A.  Pursuant to the Agency Agreement (hereinafter defined), the
Company proposes to issue special warrants (the "Special Warrants") in Canada and pursuant to an Administration and Services Agreement
(hereinafter defined) to issue Special Warrants in the Unite States each exercisable by the holder on the terms set out in this Agreement into securities of the Company as described in this Agreement;

B. All acts and deeds necessary have been done and performed to make the Special Warrants, when issued as provided in this Agreement, together with the Unit Warrants (as defined below), legal, valid and binding upon the Company with the benefits and subject to the terms of this Agreement; and

C. The foregoing recitals are made as representations and statements of fact by the Company and not by the Trustee;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants herein, the parties agree as follows:

                                 ARTICLE 1
                 DEFINITIONS AND INTERPRETATION tc "ARTICLE 1
                       DEFINITIONS AND INTERPRETATION"

1.1  Definitions (tc "1.1Definitions " \l 2)

In this Agreement, unless otherwise specified:

(a) "Administration and Services Agreement" means the administration and services agreement dated as of April 10, 2000 between the Company and InvestIn;

(b) "Agency Agreement" means the agency agreement dated as of April 10, 2000, between the Company and the Agent relating to the offering of Special Warrants;

(c)  "Agent" means Groome Capital.com Inc.;

(d) "Applicable Legislation" means the provisions of the Company Act (British Columbia) as from time to time amended, and any statute of Canada or its provinces and the regulations under those statutes relating to trust agreements or the rights, duties or obligations of corporations and trustees under trust agreements as are from time to time in force and applicable to this Agreement;

(e) "Applicable Securities Laws" means, collectively, the applicable securities laws of the Qualifying Provinces, the regulations, rules, rulings and orders made thereunder, the applicable policy statements issued by the Commissions and the securities legislation and policies of each other relevant jurisdiction in Canada, U.S. Securities Laws and the applicable rules, regulations and policies of the Exchange;

(f) "B.C. Act" means the Securities Act (British Columbia), as amended;

(g) "business day" means a day that is not a Saturday, Sunday, or civic or statutory holiday in British Columbia;

(h)  "Closing" means the closing of the Private Placement;

(i) "Closing Date" means April 27, 2000, or such other date as may be mutually agreed upon between the Company and the Agent;

(j) "Commissions" means the Alberta Securities Commission, the British Columbia Securities Commission, the Ontario Securities Commission, and the Commission de valeurs mobilie du Quebec (Quebec Securities
Commission);

(k) "Common Shares" means fully paid and non-assessable common shares with a par value of $0.001 per share in the capital of the Company; provided that if the exercise rights are subsequently adjusted or altered pursuant to section 7.7 or 7.8, "Common Shares" will thereafter mean the shares or other securities or property that a Special Warrantholder is entitled to on an exchange after the adjustment;

(l) "Company's auditors" means such firm of chartered accountants as may be duly appointed as the auditors of the Company;

(m) "Convertible Security" means a security of the Company (other than the Special Warrants) convertible into or exchangeable for or otherwise carrying the right to acquire Common Shares;

(n) "Current Market Price" at any date means the average of the closing prices of the Common Shares at which the Common Shares have traded on the Exchange, or, if the Common Shares in respect of which a determination of current market price is being made are not quoted on the Exchange, on such stock exchange on which such shares are listed as may be selected for such purpose by the directors and approved by the Trustee, or, if the Common Shares are not listed on any stock exchange, then on the over-the-counter market during the 20 consecutive trading days (on each of which at least 500 Common Shares are traded in board lots) ending on the third trading day prior to such date, and the weighted average price will be determined by dividing the aggregate sale price of all Common Shares sold in board lots on the exchange or market, as the case may be, during the 20 consecutive trading days by the number of Common Shares sold, or in the event that at any date the Common Shares are not listed on any exchange or on the over-the-counter market, the current market price shall be as determined by the directors and approved by the Trustee;

(o) "director" means a director of the Company for the time being, and unless otherwise specified herein, "by the directors" means action by the directors of the Company as a board or, whenever duly empowered, action by any committee of such board;

(p) "Distribution" means the proposed issuance of Unit Shares and Unit Warrants to the holders of Special Warrants on the exercise or deemed exercise of the Special Warrants;

(q) "Dividends Paid in the Ordinary Course" means dividends paid in any financial year of the Company, whether in (i) cash, (ii) shares of the Company, (iii) warrants or similar rights to purchase any shares of the Company or property or other assets purchasable as of the date of distribution of such warrants or similar rights, or (iv) property or other assets of the Company, as the case may be, as determined by action by the directors except that, in the case of warrants or similar rights to purchase Common Shares or securities convertible into or exchangeable for Common Shares, such fair market value of the warrants or similar rights shall be equal to the number of Common Shares which may be purchased thereby (or the number of Common Shares issuable upon conversion or exchange) as of the date of distribution of such warrants or similar rights, multiplied by the Current Market Price of the Common Shares on the date of such distribution, provided that the value of such dividends does not in such financial year exceed the greater of:

(i) the lesser of 50% of the retained earnings of the Company as at the end of the immediately preceding financial year and 200% of the aggregate amount of dividends paid by the Company on the Common Shares in the 12 month period ending immediately prior to the first day of such financial year; and

(ii) 100% of the consolidated net earnings from continuing operations of the Company, before any extraordinary items, for the 12 month period ending immediately prior to the first day of such financial year (such consolidated net earnings from continuing operations to be computed in accordance with generally accepted accounting principles in Canada consistent with those applied in the preparation of the most recent audited financial statements of the Company);

(r)  "Effective Date" means the date of this Special Warrant Agreement;

(s) "Effective Registration" means the registration of the resale of the Unit Shares and the Common Shares issuable upon the exercise of the Warrants, effected by the filing of a Registration Statement in compliance with the 1933 Act and pursuant to rule 415 under the 1933 Act, or any successor rule providing for offering securities on a continuing basis and the declaration or order of effectiveness of such Registration Statement by the SEC under U.S. Securities Laws;

(t)  "Exchange" means the Over the Counter Bulletin Board in the United
States;

(u) "Exchange Number" means the number of Securities to be received by a Holder upon exercise or deemed exercise of the Special Warrants, as may be adjusted under the provisions of this Agreement;

(v) "Exercise Date" with respect to any Special Warrant means the earlier of the date on which the Special Warrant is duly surrendered in accordance with the provisions of sections 6.4 to 6.6 or the date of deemed exercise of the Special Warrants pursuant to section 6.12;

(w) "Exercise Period" means the period during which Investors may exercise the Special Warrants, commencing on the Closing Date and ending at 4:30 p.m. (Toronto time) on the day which is the earlier of:

(i)  the fifth business day after the Qualification Date; or

(ii)  the first anniversary of the date on which the Special
Warrants were issued;

(x)  "InvestIn" means InvestIn.com Securities Corp.;

(y) "Investor" or "Investors" means a purchaser or purchasers of Special Warrants under the Private Placement;

(z) "person" means an individual, a corporation, a partnership, trust, trustee, executor, administrator, legal representative or any unincorporated organization and words importing persons have a similar meaning;

(aa) "Private Placement" means the offering of the Special Warrants pursuant to the Agency Agreement and as contemplated under the Administration and Services Agreement;

(ab) "Prospectus" means the (final) prospectus and any amendment thereto required to be filed with the Commissions pursuant to Applicable Securities Laws, in respect of the distribution in the Qualifying
Provinces of the Unit Shares and Unit Warrants upon the exercise of the Special Warrants;

(ac) "Qualification Date" means the date which is the later of the date on which all of the Commissions have issued a receipt for the final Prospectus and the date of an Effective Registration Statement;

(ad) "Qualification Deadline" means on or before 5:00 p.m. (Toronto time) on September 25, 2000, which is the first regular business day 150 days after the Closing, or such later date as may be approved by the Agent in its sole and absolute discretion by written notice to the Trustee not less than five business days prior to the expiry of such 150 day period;

(ae) "Qualifying Provinces" means the Provinces of Alberta, British Columbia, Ontario and Quebec;

(af) "Receipts" means the receipts for the final Prospectus to be issued by the Commissions;

(ag) "Registration Statement" means a Registration Statement of the Company under the 1933 Act;

(ah)  "Regulatory Authorities" means the Exchange and the Commissions;

(ai)  "SEC" means the United States Securities and Exchange Commission;

(aj)  "Securities" means the Unit Shares and the Unit Warrants;

(ak)  "Shareholder" means a holder of record or one or more Common
Shares;

(al) "Special Resolution" has the meaning given in sections 11.12 and 11.15;

(am) "Special Warrants" means the special warrants authorized to be created by the Company under section 2.1 and issued and certified under this Agreement entitling the holder to acquire one Unit;

(an) "Special Warrant Certificates" means certificates evidencing Special Warrants, substantially in the form attached as Schedule "A" to this Agreement, or such other form as may be approved under section 2.4;

(ao) "Special Warrant Agreement" means the special warrant agreement to be entered into on the Closing Date between the Company and the Trustee as trustee under the special warrant agreement pursuant to which the Special Warrants will be issued and governed;

(ap)  "Special Warrant Purchase Price" means US$1.25 per Special
Warrant;

(aq) "Special Warrantholders" or "Holders" means the registered holders of Special Warrants for the time being;

(ar) "Special Warrantholders' Request" means an instrument signed in one or more counterparts by Special Warrantholders holding, in the aggregate, not less than 25% of the aggregate number of Special Warrants then outstanding, requesting the Trustee to take some action or proceeding specified therein;

(as) "Subscription Funds" means the total subscription price for the Special Warrants;

(at) "trading day" with respect to a stock exchange means a day on which the stock exchange is open for business;

(au) "Transfer Agent" means the transfer agent for the time being of the Common Shares;

(av) "Trustee" means Pacific Corporate Trust Company, or any lawful successor thereto including through the operation of section 13.8;

(aw) "Unit" means a unit of the Company issuable, for no additional consideration, upon the exercise or deemed exercise of the Special Warrants, each consisting of one Unit Share and one-half of one Unit Warrant, subject to adjustment as provided under Articles 7 and 8;

(ax) "Unit Shares" means the previously unissued Common Shares which are issuable as part of the Units upon exercise or deemed exercise of the Special Warrants;

(ay) "Unit Warrants" means the share purchase warrants of the Company to be issued as part of the Units upon the exercise or deemed exercise of the Special Warrants, with each whole Unit Warrant entitling the holder to purchase one additional Common Share, at a price of US$5.00 per Common Share, at any time up to 4:30 p.m. (Toronto time) on the day which is 24 months from the Closing Date;

(az) "U.S. Securities Laws" means, collectively, all applicable federal and state laws in the United States, including all "Blue Sky" laws, and all regulations and forms prescribed thereunder, together with all applicable published policy statements, releases, and rulings of the SEC and any applicable state securities regulatory authorities;

(ba)  "Warrant Certificates" means the certificates evidencing the Unit
Warrants;

(bb) "Warrant Record Date" means the date on which the Special Warrants are exercised or deemed to be exercised in accordance with the Special Warrant Agreement;

(bc) "Warrant Share" means a Common Share issuable upon the exercise of one Unit Warrant;

(bd) "Warrantholders" means the registered holders of the Unit Warrants for the time being;

(be) "written request of the Company" and "certificate of the Company" mean respectively a written request and certificate signed in the name of the Company by any one director or senior officer and may consist of one or more instruments so executed; and

(bf) "1933 Act" means the United States Securities Act of 1933, as amended.

1.2  Interpretation (tc "1.2	Interpretation " \l 2)

For the purposes of this Agreement and unless otherwise provided or unless the context otherwise requires:

(a) "this Agreement", "this Special Warrant Agreement", "herein", "hereby" and similar expressions mean or refer to this Special Warrant Agreement and any agreement, deed or instrument supplemental or ancillary hereto; and the expressions "Article", "section" or "subsection" followed by a number or letter mean and refer to the specified Article, section or subsection of this Agreement;

(b) words importing the singular include the plural and vice versa and words importing the masculine gender include the feminine and neuter genders;

(c) the division of this Agreement into Articles, sections, subsections and paragraphs, the provision of a table of contents and the insertion of headings are for convenience of reference only and will not affect the construction or interpretation of this Agreement;

(d) the word "including", when following any general statement, term or matter, is not to be construed to limit such general statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto but rather refers to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter;

(e) any reference to a statute includes and, unless otherwise specified herein, is a reference to such statute and to the regulations made pursuant thereto, with all amendments made thereto and in force from time to time, and to any statute or regulations that may be passed which has the effect of supplementing or superseding such statute or such regulation;

(f)  any capitalized term in this Agreement which is not defined in section 1.1 will have the meanings ascribed elsewhere in this Agreement;
and

(g) in the event that any day on which the Exercise Period expires or on or before which any action is required to be taken hereunder is not a business day, then the Exercise Period will expire on or the action will be required to be taken on or before the next succeeding day that is a business day.

1.3  Schedules (tc "1.3 Schedules " \l 2)

The schedules attached to this Agreement are incorporated herein by reference.

1.4  Time of the Essence (tc "1.4 Time of the Essence " \l 2)

Time is of the essence in this Agreement.

1.5  Applicable Law (tc "1.5Applicable Law " \l 2)

This Agreement, the Special Warrant Certificates and the Warrant
Certificates will be construed and enforced in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein, and will be treated in all respects as British Columbia contracts. The parties hereto agree to attorn to the courts thereof.

1.6  Currency (tc "1.6	Currency " \l 2)

Except as otherwise stated, all dollar amounts herein are expressed in United States dollars.

1.7  Date of Issue (tc "1.7	Date of Issue " \l 2)

A Receipt shall conclusively be deemed to be issued on the date appearing on such Receipt as the Receipt's date.

                                 ARTICLE 2
                 ISSUE OF SPECIAL WARRANTS tc "ARTICLE 2
                      ISSUE OF SPECIAL WARRANTS"

2.1  Issue of Special Warrants (tc "2.1 Issue of Special Warrants "
\l 2)

A total of up to 20,000,000 Special Warrants, each of which entitles the Holder to acquire, without additional consideration, one Unit, subject to adjustment in accordance with Articles 7 and 8, are hereby created and authorized to be issued. Subject to section 2.2 and Articles 5 and 6, upon receipt by the Company of the Special Warrant Purchase Price for each Special Warrant purchased, the Company will execute and the Trustee will certify up to 20,000,000 Special Warrants.

2.2  Terms of Special Warrants (tc "2.2 Terms of Special Warrants "
\l 2)

Subject to the provisions of Articles 5 and 6, each Special Warrant will entitle the holder thereof, upon exercise or deemed exercise at any time during the Exercise Period and without payment of any additional consideration, to be issued, subject to adjustment in accordance with Articles 7 and 8, one Unit.

2.3  Fractional Special Warrants (tc "2.3 Fractional Special Warrants
" \l 2)

Notwithstanding any adjustments provided for in this Agreement, the Company shall not be required upon the exercise or deemed exercise of any Special Warrants to issue fractional Unit Shares in satisfaction of its obligations hereunder. Where a fractional Unit Share, but for this section 2.3, would have been issued upon exercise of a Special Warrant, in lieu thereof there shall be paid to the holder an amount equal (rounded to the nearest $0.01) to the product obtained by multiplying such fractional share interest by the Current Market Price at the date of delivery of each respective Special Warrant Certificate, which payment shall be made within ten business days of such delivery. Notwithstanding the foregoing, the Company shall not be required to make any payment, calculated as aforesaid, that is less than $5.00.

2.4 Form of Special Warrant Certificates (tc "2.4 Form of Special Warrant Certificates " \l 2)

Special Warrants will be issued in registered form only and will be evidenced only by Special Warrant Certificates, which will be substantially in the form attached as Schedule "A" or in such other form as may be approved by the Company, the Agent and the Trustee, will be dated as of the date of this Agreement (regardless of their actual dates of issue), and will bear such distinguishing letters and numbers as the Company will prescribe with the approval of the Trustee and will bear such legends as may be required under the Applicable Securities Laws and shall be issuable in any denomination excluding fractions.

2.5 Delivery of Special Warrant Certificates (tc "2.5 Delivery of Special Warrant Certificates " \l 2)

The Special Warrant Certificates for the non U.S. Investors will be delivered to the Agent and for the U.S. Investors will be delivered to InvestIn on the Closing Date.

2.6  Issue in Substitution of Special Warrants (tc "2.6 Issue in
Substitution of Special Warrants " \l 2)

If any of the Special Warrant Certificates becomes mutilated, lost, destroyed or stolen (the "Old Certificate"), the Company, subject to applicable law and to section 2.7, will issue and the Trustee will certify and deliver a new Special Warrant Certificate of like date and tenor as the Old Certificate, upon surrender of, in place of and upon cancellation of the mutilated Old Certificate or in substitution for the lost, destroyed or stolen Old Certificate, and the substituted Special Warrant Certificate will be in a form approved by the Trustee and will be entitled to the benefit hereof and rank equally in accordance with its terms with all other Special Warrant Certificates issued or to be issued under this Agreement.

2.7 Conditions for Replacement of Special Warrants (tc "2.7 Conditions for Replacement of Special Warrants " \l 2)

The applicant for the issue of a new Special Warrant Certificate pursuant to section 2.6 will bear the cost of the issue thereof and in case of loss, destruction or theft will, as a condition precedent to the issue thereof furnish to the Company and to the Trustee such evidence of ownership and of the loss, destruction or theft of the Special Warrant Certificate so lost, destroyed or stolen as will be satisfactory to the Company and to the Trustee in their sole discretion and the applicant may also be required to furnish an indemnity and surety bond or such security in amount and form satisfactory to them in their discretion, and will pay the reasonable charges of the Company and the Trustee in connection with the issue of the new Special Warrant Certificate.

2.8  Special Warrantholder not a Shareholder (tc "2.8 Special
Warrantholder not a Shareholder " \l 2)

Nothing in this Agreement or in the holding of a Special Warrant evidenced by a Special Warrant Certificate, or otherwise, will be construed as conferring upon a Special Warrantholder any right or interest whatsoever as a shareholder, including but not limited to the right to vote at, to receive notice of, or to attend meetings of shareholders or any other proceedings of the Company or the right to receive any dividend and other distribution (except as provided in section 9.3).

2.9 Special Warrants to Rank Pari Passu (tc "2.9 Special Warrants to Rank Pari Passu " \l 2)

Each Special Warrant will rank pari passu with all other Special
Warrants, whatever may be the actual date of issue.

2.10  Signing of Special Warrants (tc "2.10 Signing of Special Warrants
" \l 2)

The Special Warrant Certificates will be signed by any one of the directors or officers of the Company and need not be under the seal of the Company. The signatures of any of these directors or officers may be mechanically reproduced in facsimile and Special Warrant Certificates bearing those facsimile signatures will be binding upon the Company as if they had been manually signed by the directors or officers. Notwithstanding that any of the persons whose manual or facsimile signature appears on any Special Warrant Certificate as a director or officer may no longer hold office at the date of the Special Warrant Certificate or at the date of certification or delivery thereof, any Special Warrant Certificate signed as aforesaid will, subject to section 2.11, be valid and binding upon the Company.

2.11  Certification by the Trustee (tc "2.11 Certification by the
Trustee " \l 2)

No Special Warrant Certificate will be issued or, if issued, will be valid for any purpose or entitle the holder to the benefit hereof until it has been certified by manual signature by or on behalf of the Trustee in the form of the certificate set out in Schedule "A" hereto, and the certification by the Trustee upon any Special Warrant Certificate will be conclusive evidence as against the Company that the Special Warrant Certificate so certified has been duly issued under this Agreement and that the holder is entitled to the benefit of this Agreement.

2.12  Certification Not a Representation or Warranty (tc "2.12
Certification Not a Representation or Warranty " \l 2)

The certification of the Trustee on Special Warrant Certificates issued under this Agreement will not be construed as a representation or warranty by the Trustee as to the validity of this Agreement or of the Special Warrant Certificates (except the due certification thereof) and the Trustee will in no respect be liable or answerable for the use made of the Special Warrants or any of them or of the consideration therefor, except as otherwise specified in this Agreement.

                                   ARTICLE 3
                 EXCHANGE AND OWNERSHIP OF SPECIAL WARRANTS
                 EXCHANGE AND OWNERSHIP OF SPECIAL WARRANTS"

3.1  Exchange of Special Warrant Certificates

Any Special Warrant Certificate representing a certain number of Special Warrants may, upon compliance with the reasonable requirements of the Trustee, be exchanged for one or more Special Warrant Certificates representing an equal aggregate number of Special Warrants.

3.2Place for Exchange of Special Warrant

Special Warrants may be exchanged only at the principal transfer office of the Trustee in the city of Vancouver, Canada or at any other place that is designated by the Company with the Trustee's approval. Any Special Warrants tendered for exchange will be surrendered to the Trustee and cancelled. The Company will sign all Special Warrant Certificates necessary to carry out exchanges as aforesaid and those Special Warrant Certificates will be certified by or on behalf of the Trustee.

3.3  Charges for Exchange

For each Special Warrant Certificate exchanged, the Trustee, except as otherwise herein provided, will charge a reasonable sum for each new Special Warrant Certificate issued. The party requesting the exchange, as a condition precedent to such exchange, will pay such charges and will pay or reimburse the Trustee or the Company for all exigible transfer taxes or governmental or other similar transfer charges required to be paid in connection with such exchange.

3.4  Ownership of Special Warrants

The Company and the Trustee and their respective agents may deem and treat the holder of any Special Warrant as the absolute owner of that Special Warrant for all purposes, and the Company and the Trustee and their respective agents will not be affected by any notice or knowledge to the contrary except where so required by court order of a court of competent jurisdiction or by statute, concerning which the Company and the Trustee shall be entitled to rely upon advice from legal counsel. Subject to the provisions of this Agreement and applicable law, the holder of any Special Warrant will be entitled to the rights evidenced by that Special Warrant free from all equities or rights of set-off or counterclaim between the Company and the original or any intermediate holder thereof and all persons may act accordingly and the receipt from any holder for the Units or monies obtainable pursuant thereto will be a good discharge to the Company and the Trustee for the same and neither the Company nor the Trustee will be bound to inquire into the title of any holder except where so required by court order or by statute, concerning which the Company and the Trustee shall be entitled to rely upon advice from legal counsel.

                                  ARTICLE 4
                     REGISTRAR AND TRANSFER AGENCIES

4.1  Appointment of Trustee as Registrar

The Company hereby appoints the Trustee as registrar of the Special Warrants. The Company may hereafter with the consent of the Trustee, appoint one or more other additional registrars of the Special Warrants.

4.2  Register

The Trustee shall maintain a register, at its principal transfer office in the city of Vancouver, in which will be entered the names and addresses of the Special Warrantholders and other particulars of the Special Warrants held by each of them respectively permitted by this Agreement.

4.3  Register to be Open for Inspection

The register referred to in section 4.2 will at all reasonable times be open for inspection by the Company by the Trustee and by any Special Warrantholder. The register required to be kept at the city of Vancouver will not be closed at any time.

4.4  List of Special Warrantholders

The Trustee will, when requested so to do by the Company, furnish the Company with a list of names and addresses of the Special Warrantholders showing the number of Special Warrants held by each Special
Warrantholder.

4.5  Obligations of Trustee

Except as required by law, neither the Trustee nor any other registrar nor the Company will be charged with notice of or be bound to see to the execution of any trust, whether express, implied or constructive, in respect of any Special Warrant.

                                 ARTICLE 5
                   TRANSFER OF SPECIAL WARRANT CERTIFICATES

5.1  Transfer of Special Warrant Certificates

Subject to compliance with all applicable securities laws and requirements of regulatory authorities, including without limitation, any undertaking required to be given to the Exchange by the transferor and transferee, the holder of a Special Warrant may at any time and from time to time have the Special Warrants transferred by the Trustee in accordance with the conditions herein and such reasonable requirements as the Trustee may prescribe. Any such transfer shall be duly noted in the register of Special Warrants maintained by the Trustee. Upon compliance with the foregoing requirements, the Trustee shall issue to the transferee a Special Warrant Certificate representing the Special Warrants transferred. Compliance with all applicable securities laws and requirements of regulatory authorities shall be the Holder's responsibility and not that of the Trustee.

5.2  Validity of Transfer

No transfer of Special Warrants will be valid unless made by the holder or the holder's executors or administrators or other legal representatives or the holder's attorney duly appointed by an instrument in writing in form and executed in a manner satisfactory to the registrar, and upon compliance with such requirements as the registrar may prescribe.

                                  ARTICLE 6
                        EXERCISE OF SPECIAL WARRANTS

6.1  Exercise During Exercise Period

The holder of a Special Warrant Certificate may exercise the Special Warrants represented by the Special Warrant Certificate at any time and from time to time in whole or in part during the Exercise Period. Any such exercise, or any deemed exercise pursuant to section 6.12, will be subject to the holder providing such assurances and executing such documents as may, in the reasonable opinion of the Company or the Trustee, be required to ensure compliance with Applicable Securities Laws.

6.2 Notice of Qualification Date

If the Qualification Date occurs during the Exercise Period, the Company will forthwith give notice of such occurrence to the Trustee, together with copies of the Receipts. The notice will contain the certificate required under section 9.5.

6.3  Notice of Exercise Period

Upon receipt by the Trustee of the notice referred to in section 6.2, the Trustee will forthwith give notice to the Special Warrantholders specifying the end of the Exercise Period and such information as may be needed, if any, to allow the Special Warrantholders to acquire Units issuable upon the exercise or deemed exercise of Special Warrants.

6.4  Method of Exercise of Special Warrants

A Special Warrantholder may, during the Exercise Period, exercise the right under a Special Warrant to acquire a Unit by surrendering to the Trustee at its principal transfer office in the city of Vancouver or at any other place or places that may be designated by the Company with the approval of the Trustee, a certificate or certificates representing one Special Warrant for each Unit to be acquired, together with a fully completed and duly executed exercise form in the form attached to the Special Warrant Certificate.

6.5  Surrender of Special Warrants

Except as provided in section 6.12, the Special Warrants will only be deemed to have been surrendered upon personal delivery of the applicable Special Warrant Certificate(s) to, or if sent by mail or other means of transmission, upon actual receipt thereof by the Trustee.

6.6  Completion and Execution of Exercise Form

Any exercise form referred to in section 6.4 will be signed by the Special Warrantholder or the Special Warrantholder's executors or administrators, successors or other legal representatives or an attorney of the Special Warrantholder duly appointed by an instrument in writing satisfactory to the Trustee. The exercise form attached to the Special Warrant Certificate will be completed to specify the number of Special Warrants being exercised, and the address to which the certificates representing the Unit Shares and the Unit Warrants should be delivered if different from that appearing on the Special Warrant Certificate surrendered. If any of the Securities to be acquired are to be issued to a person or persons other than the Special Warrantholder, the Special Warrantholder will pay, as a condition to the issue and delivery of the certificates evidencing the Securities, to the Trustee or to its agent, on behalf of the Company, all exigible transfer taxes or governmental or other charges required to be paid in respect of the transfer of the Special Warrants or Securities.

6.7  Resale Restriction Legends

If, at the time of exercise of the Special Warrants, there remain restrictions on resale under applicable securities legislation on the Securities acquired, the Company may, on the advice of counsel, endorse the certificates representing the Securities with respect to those restrictions, and prior to the issuance of any such certificates the Trustee shall consult with the Company to determine whether such endorsing or legending is required.

6.8  Effect of Exercise of Special Warrants

Upon exercise or deemed exercise of the Special Warrants and compliance by the Special Warrantholder with sections 6.4 to 6.7, subject to sections 6.10, 6.11 and 7.9, the holder of the Special Warrants will be entitled to receive, without further payment therefor, one Unit for each Special Warrant exercised, and the Trustee will cause the holder thereof to be entered forthwith on its register of shareholders as the holder of the Unit Shares as of the Exercise Date.

6.9  Delivery of Securities Upon Exercise of Special Warrants

Upon the due exercise of the Special Warrants as described in this
Article 6, the Company will, within five business days after the Exercise Date, without charge therefor except as provided in section 6.6, forthwith cause to be mailed to the Holders at such person's address specified in the exercise form or, if not specified in the exercise form, then at the address recorded in the register of the Special Warrants, certificates for the appropriate number of Securities to which the Holder is entitled.

6.10  No Fractional Unit Shares

Notwithstanding any adjustments provided for in this Agreement, the Company shall not be required upon the exercise or deemed exercise of any Special Warrants to issue fractional Unit Shares in satisfaction of its obligations hereunder. Where a fractional Unit Share, but for this section 6.10, would have been issued upon exercise of a Special
Warrant, in lieu thereof, there shall be paid to the holder an amount equal (rounded to the nearest $0.01) to the product obtained by multiplying such fractional share interest by the closing price of the Common Shares on the Exchange (or if the Common Shares are not then listed thereon on such other exchange on which the Common Shares are then listed or, if not listed on, in the over-the-counter market as designated by the directors) for the last trading day prior to the Exercise Date at the date of delivery of each respective certificate, which payment shall be made within ten business days of such delivery. Notwithstanding the foregoing, the Company shall not be required to make any payment, calculated as aforesaid, that is less than $5.00.

6.11  Expiration of Special Warrants

The Special Warrants and the rights thereunder shall terminate and be of no further effect upon their exercise or deemed exercise.

6.12  Delivery of Securities Upon Deemed Exercise of Special Warrants

If, immediately prior to the expiry of the Exercise Period, any Special Warrants have not been exercised by their Holders, such Special Warrants will be deemed to have been then exercised and surrendered by the Holder without any further action on the part of the Holder. In that event, subject to section 6.1, the Trustee will mail certificates evidencing the Securities issued upon such deemed exercise in the name of such Holder to the address of such Holder as recorded in the register of Special Warrants.

6.13  Accounting and Recording

The Trustee will promptly notify the Company in writing with respect to Special Warrants exercised. The Trustee will, within five business days of each Exercise Date, specify the particulars of the Special Warrants exercised which will include the name(s) and addresses of the Holders whose Special Warrants have been exercised and the Exercise Date.

6.14  Cancellation of Surrendered Special Warrants

All Special Warrant Certificates surrendered to the Trustee in accordance with the provisions of this Special Warrant Agreement will be cancelled by the Trustee and upon request therefor of the Company, the Trustee will furnish the Company with written confirmation of the Special Warrant Certificates so cancelled and the number of Securities which have been acquired pursuant to each.

                                   ARTICLE 7
                        ADJUSTMENT OF EXCHANGE NUMBER

7.1  Definitions

In this Article the terms "record date" and "effective date" means the close of business on the relevant date.

7.2  Adjustment of Exchange Number

The Exchange Number (or the number and kind of shares or securities to be received upon exercise in the case of sections 7.6 and 7.7) will be subject to adjustment from time to time in the events and in the manner provided in this Article.

7.3  Share Reorganization

If and whenever at any time from the date hereof during the Exercise Period the Company:

(a)  issues to all or substantially all the holders of the Common
Shares, by way of a stock dividend or other distribution, other than Dividends Paid in the Ordinary Course, Common Shares or Convertible Securities; or

(b) subdivides, redivides or changes its outstanding Common Shares into a greater number of shares; or

(c) combines, consolidates or reduces its outstanding Common Shares into a smaller number of shares,

(any of those events being a "Share Reorganization"), the Exchange Number will be adjusted effective immediately after the record date at which the holders of Common Shares are determined for the purposes of the Share Reorganization to a number that is the product of (1) the Exchange Number in effect on the record date and (2) a fraction:

(i) the numerator of which will be the number of Common Shares outstanding after giving effect to the Share Reorganization; and

(ii) the denominator of which will be the number of Common Shares outstanding on the record date before giving effect to the Share
Reorganization.

For the purposes of determining the number of Common Shares outstanding at any particular time for the purpose of this section 7.3 there will be included that number of Common Shares which would have resulted from the conversion at that time of all outstanding Convertible Securities (which, for greater certainty, includes the unexercised Special Warrants and the Unit Warrants issuable upon exercise of those Special Warrants).

7.4  Rights Offering

If and whenever at any time during the Exercise Period, the Company shall fix a record date for the issue of rights, options or warrants to all or substantially all of the holders of Common Shares entitling the holders thereof, within a period expiring not more than 45 days after the record date for such issue, to subscribe for or purchase Common Shares (or Convertible Securities) at a price per share (or having a conversion or exchange price per share) less than 95% of the Current Market Price on such record date, then the Exchange Number will be adjusted immediately after such record date so that it will equal the rate determined by multiplying the Exchange Number in effect on such record date by a fraction, of which the denominator shall be the total number of Common Shares outstanding on such record date plus the number of Common Shares equal to the number arrived at by dividing the aggregate price of the total number of additional Common Shares so offered for subscription or purchase (or the aggregate conversion or exchange price of the convertible or exchangeable securities so offered) by such Current Market Price, and of which the numerator shall be the total number of Common Shares outstanding on such record date plus the total number of additional Common Shares so offered for subscription or purchase (or into or for which the convertible or exchangeable securities so offered are convertible or exchangeable). Any Common Shares owned by or held for the account of the Company or any subsidiary of the Company shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment will be made successively whenever such a record date is fixed, provided that if two or more such record dates or record dates referred to in this Section 2.1(b)(ii) are fixed within a period of 25 trading days, such adjustment will be made successively as if each of such record dates occurred on the earliest of such record dates. To the extent that any such rights, options or warrants are not exercised prior to the expiration thereof, the Exchange Number will then be readjusted to the Exchange Number which would then be in effect based upon the number of Common Shares (or securities convertible into or exchangeable for Common Shares) actually issued upon the exercise of such rights, options or warrants, as the case may be.

7.5  Special Distribution

If and whenever at any time from the date hereof during the Exercise Period the Company issues or distributes to all or substantially all the holders of Common Shares:

(a) shares of any class other than shares distributed to holders of Common Shares pursuant to their exercise of options to receive dividends in the form of such shares in lieu of Dividends Paid in the Ordinary Course on the Common Shares;

(b) rights, options or warrants other than Unit Warrants and other than rights, options or warrants exercisable within 45 days from the date of issue thereof at a price, or at a conversion price, of at least 95% of the Current Market Price at the record date for such distribution;

(c)  evidences of indebtedness; or

(d) any other assets including shares of other corporations (excluding cash dividends that Special Warrantholders receive under section 9.3) and that issuance or distribution does not constitute a Share
Reorganization or a Rights Offering,

(any of those events being a "Special Distribution"), the Exchange Number will be adjusted effective immediately after the record date at which the holders of Common Shares are determined for purposes of the Special Distribution to an Exchange Number that is the product of (1) the Exchange Number in effect on the record date and (2) a fraction:

(e) the numerator of which will be the product of (A) the sum of the number of Common Shares outstanding on the record date plus the number of Common Shares which the Special Warrantholders would be entitled to receive upon exercise of all their outstanding Special Warrants and Unit Warrants if they were exercised on the record date and (B) the Current Market Price thereof on that date; and

(f)  the denominator of which will be the product of:

(i) the sum of the number of Common Shares outstanding on the record date plus the number of Common Shares which the Special
Warrantholders would be entitled to receive upon exercise of all their outstanding Special Warrants and Unit Warrants if they were exercised on the record date; and

(ii) the Current Market Price thereof on that date, less the aggregate fair market value, as determined by the board, whose determination, absent manifest error, will be conclusive, of the shares, rights, options, warrants, evidences of indebtedness or other assets issued or distributed in the Special Distribution.

Any Common Shares owned by or held for the account of the Company will be deemed not to be outstanding for the purpose of any such computation; to the extent that the distribution of shares, rights, options, warrants, evidences of indebtedness or assets is not so made or to the extent that any rights, options or warrants so distributed are not exercised, the Exchange Number will be readjusted to the Exchange Number that would then be in effect based upon shares, rights, options, warrants, evidences of indebtedness or assets actually distributed or based upon the number of Common Shares or Convertible Securities actually delivered upon the exercise of the rights, options or warrants, as the case may be, but subject to any other adjustment required hereunder by reason of any event arising after the record date.

7.6  Capital Reorganization

If and whenever at any time from the date hereof during the Exercise Period there is a reorganization of the Company not otherwise provided for in section 7.3 or a consolidation or merger or amalgamation of the Company with or into another body corporate or other entity including a transaction whereby all or substantially all of the Company's undertaking and assets become the property of any other body corporate, trust, partnership or other entity (any such event being a "Capital Reorganization"), any Special Warrantholder who has not exercised his Special Warrants prior to the effective date of the Capital Reorganization will be entitled to receive and will accept, upon the exercise of his right at any time after the effective date of the Capital Reorganization, in lieu of the number of Securities to which he would have been entitled upon exercise of the Special Warrants, the aggregate number of shares or other securities or property of the Company, or the continuing, successor or purchasing body corporate, trust, partnership or other entity, as the case may be, under the Capital Reorganization that the holder would have been entitled to receive as a result of the Capital Reorganization if, on the effective date thereof, he had been the holder of the number of Securities to which immediately before the transaction he was entitled upon exercise of the Special Warrants; no Capital Reorganization will be carried into effect unless all necessary steps will have been taken so that the holders of Special Warrants will thereafter be entitled to receive the number of shares or other securities or property of the Company, or of the continuing, successor or purchasing body corporate, trust, partnership or other entity, as the case may be, under the Capital Reorganization, subject to adjustment thereafter in accordance with provisions the same, as nearly as may be possible, as those contained in sections 7.2 to 7.8. If determined appropriate by the Trustee to give effect to or to evidence the provisions of this section 7.6, the Company, its successor, or such purchasing body corporate, partnership, trust or other entity, as the case may be, shall, prior to or contemporaneously with any such Capital Reorganization, enter into an agreement which shall provide, to the extent possible, for the application of the provisions set forth in this Special Warrant Agreement with respect to the rights and interests thereafter of the Special Warrantholders to the end that the provisions set forth in this Special Warrant Agreement shall thereafter correspondingly be made applicable, as nearly as may reasonably be, with respect to any shares, other securities or property to which a Special Warrantholder is entitled on the exercise of its acquisition rights thereafter. Any agreement entered into between the Company and the Trustee pursuant to the provisions of this section 7.6 shall be a supplemental agreement entered into pursuant to the provisions of Article 12 hereof. Any agreement entered into between the Company, any successor to the Company or such purchasing body corporate, partnership, trust or other entity and the Trustee shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this
Article 7 and which shall apply to successive reclassifications, reorganizations, amalgamations, consolidations, mergers, sales or conveyances.

7.7  Reclassification of Common Shares

If the Company reclassifies or otherwise change the outstanding Common Shares, the exercise right will be adjusted effective immediately upon the reclassification becoming effective so that holders of Special Warrants who exercise their rights thereafter will be entitled to receive such shares as they would have received had the Special Warrants been exercised immediately prior to the effective date, subject to adjustment thereafter in accordance with provisions the same, as nearly as may be possible, as those contained in sections 7.3 to 7.8.

7.8  Exercise Rights Adjustment Rules

The following rules and procedures will be applicable to adjustments made pursuant to sections 7.3 to 7.7:

(a) the adjustments and readjustments provided for in this Article 7 are cumulative and subject to subsection 7.8(b), will apply (without duplication) to successive issues subdivisions, combinations, consolidations, distributions and any other events that require adjustment of the Exchange Number or the number or kind of shares or securities to be issued upon exercise of the Special Warrants;

(b) no adjustment in the Exchange Number will be required unless the adjustment would result in a change of at least 1% in the Exchange Number then in effect provided however, that any adjustments that, except for the provisions of this subsection 7.8(b) would otherwise have been required to be made, will be carried forward and taken into account in any subsequent adjustment;

(c) no adjustment in the Exchange Number will be made in respect of any event described in subsection 7.3(a) or sections 7.4 or 7.5 if the Special Warrantholders are entitled to participate in the event on the same terms mutatis mutandis as if they had exercised their Special Warrants immediately prior to the effective date or record date of the event;

(d) no adjustment in the Exchange Number will be made pursuant to any of sections 7.3 to 7.7 in respect of the issue of Common Shares issuable from time to time as Dividends Paid in the Ordinary Course;

(e) if a dispute arises with respect to adjustments of the Exchange Number, the dispute will be conclusively determined by the auditors of the Company or, if they are unable or unwilling to act, by such firm of independent chartered accountants as may be selected by the directors of the Company and any such determination, absent manifest error, will be binding upon the Company, the Trustee and all Special Warrantholders;

(f) if during the Exercise Period the Company takes any action affecting the Common Shares, other than actions described in this Article, which in the opinion of the board of directors of the Company would materially affect the rights of the Holder, the Exchange Number will be adjusted in such manner, if any, and at such time, by action by the directors of the Company in such manner as they may reasonably determine to be equitable in the circumstances but subject in all cases to any necessary regulatory approval. Failure of the taking of action by the directors of the Company so as to provide for an adjustment on or prior to the effective date of any action by the Company affecting the Common Shares will be conclusive evidence that the board of directors of the Company has determined that it is equitable to make no adjustment in the circumstances; and

(g) if the Company sets a record date to determine the holders of Common Shares for the purpose of entitling them to receive any dividend or distribution or any subscription or purchase rights and thereafter legally abandons its plans to pay or deliver the dividend, distribution or subscription or purchase rights then no adjustment in the Exchange Number will be required by reason of the setting of the record date.

7.9  Postponement of Subscription

In any case where the application of any of sections 7.3 to 7.7 results in an increase of the Exchange Number taking effect immediately after the record date for or occurrence of a specific event, if any Special Warrants are exercised after that record date or occurrence and prior to completion of the event or of the period for which a calculation is required to be made, the Company may postpone the issuance, to the Holder, of the Securities to which the Holder is entitled by reason of the increase of the Exchange Number but the Securities will be so issued and delivered to that holder upon completion of that event or period, with the number of those Securities calculated on the basis of the Exchange Number on the Exercise Date adjusted for completion of that event or period, and the Company will forthwith after the Exercise Date deliver to the person or persons in whose name or names the Securities are to be issued an appropriate instrument evidencing the person's or persons' right to receive the Securities.

7.10  Notice of Certain Events

Upon the occurrence of any event referred to in sections 7.3 to 7.8 that requires an adjustment or readjustment in the Exchange Number, the Company will promptly thereafter:

(a) file with the Trustee a certificate of the Company specifying the particulars of the event giving rise to the adjustment or readjustment and, if determinable, the adjustment and setting forth in reasonable detail a computation of the adjustment including the method of computation and which certificate shall be supported by a certificate of the Company's auditors verifying such calculation; and

(b) give notice to the Special Warrantholders of the particulars of the event and, if determinable, the adjustment.

If notice has been given under this section 7.10 and the adjustment is not then determinable, the Company will promptly after the adjustment is determinable:

(c) file with the Trustee a computation of the adjustment together with a certificate of the Company's auditors verifying such calculation; and

(d)  give notice to the Special Warrantholders of the adjustment.

7.11 Protection of Trustee

The Trustee

(a) will not at any time be under any duty or responsibility to any Special Warrantholder to determine whether any facts exist which may require any adjustment contemplated by sections 7.3 to 7.7, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making such adjustment;

(b) is not accountable with respect to the validity or value (or the kind or amount) of any shares or other securities or property which may at any time be issued or delivered upon the exercise of the rights attaching to any Special Warrant;

(c) is not responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver Common Shares or certificates for the same upon the surrender of any Special Warrants for the purpose of the exercise of such rights or to comply with any of the covenants contained in this Article 7; and

(d) will not incur any liability or responsibility whatever or be in any way responsible for the consequence of any breach on the part of the Company of any of the representations, warranties or covenants in this Agreement contained or any acts of the agents or servants of the Company.

7.12  Entitlement to Common Shares on Exercise of Special Warrant

All shares of any class or other securities which a Special Warrantholder is at the time in question entitled to receive on the exercise of its Special Warrant, whether or not as a result of adjustments made pursuant to this section, shall, for the purposes of the interpretation of this Agreement be deemed to be shares which such Special Warrantholder is entitled to acquire pursuant to such Special Warrant.

7.13  Proceedings Prior to Any Action Requiring Adjustment

As a condition precedent to the taking of any action which would require an adjustment in any of the acquisition rights pursuant to any of the Special Warrants, including the number of Unit Shares which are to be received upon the exercise thereof, the Company shall take any corporate action which may, in the opinion of counsel, be necessary in order that the Company has unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all the shares which the holders of such Special Warrants are entitled to receive on the full exercise thereof in accordance with the provisions hereof.

7.14  Notice of Special Matters

The Company covenants with the Trustee that, so long as any Special Warrant remains outstanding, it will give notice to the Trustee and to the Special Warrantholders of its intention to fix the record date for any event referred to in Article 7 which may give rise to any adjustment in the Exchange Number. Such notice shall specify the particulars of such event, to the extent determinable, any adjustment required and the computation of such adjustment and the record date for such event, provided that the Company shall only be required to specify in the notice such particulars of the event as shall have been fixed and determined on the date on which the notice is given. The notice shall be given in each cash not less than fourteen days prior to such applicable record date. If any adjustment for which notice is given is not then determinable, the Company shall, promptly after such adjustment is determinable, give notice.

                                   ARTICLE 8
                     ADJUSTMENT OF NUMBER OF SECURITIES

8.1  Adjustment of Number of Securities

In the event that the Qualification Date has not occurred by the Qualification Deadline, the Special Warrantholder shall be entitled, upon exercise of the Special Warrant, to acquire 1.1 Unit Shares (rather than one Unit Share) and 0.55 Unit Warrants (rather than one-half of one Unit Warrant) for no additional consideration.

                                   ARTICLE 9
                             RIGHTS AND COVENANTS

9.1  General Covenants of the Company

The Company covenants with the Trustee that so long as any Special Warrants remain outstanding and may be exchanged for the Securities:

(a)  the Company will at all times maintain its corporate existence;

(b) the Company will reserve and keep available out of its authorized common stock a sufficient number of Common Shares for issuance upon the exercise of all outstanding Special Warrants and the exercise of all outstanding Unit Warrants including with respect to any adjustments required pursuant to Article 8;

(c) the Company will cause the Special Warrants and the Securities and the certificates representing the Special Warrants and the Securities to be duly issued in accordance with the Special Warrant Certificate and the terms of this Agreement;

(d) all Common Shares that will be issued by the Company upon exercise of the rights provided for in this Agreement will be issued as fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof and that upon issuance such shares shall be listed on each national securities exchange on which the other shares of outstanding common stock of the Company are then listed or shall be eligible for inclusion in the Nasdaq National Market or the Nasdaq SmallCap Market if the other shares of outstanding common stock of the Company are so included;

(e) the Company will use its best efforts to ensure that all Common Shares outstanding or issuable from time to time (including without limitation the Unit Shares and Warrant Shares) continue to be or are listed for trading on the Exchange and that it will use its commercial best efforts to list the Unit Shares, Warrant Shares and all other outstanding shares of its common stock on the NASDAQ National Market or if the Company does not meet the listing requirements of the NASDAQ National Market on the NASDAQ SmallCap Market as soon as possible after the Closing Date;

(f) it will use its reasonable best efforts to have an Effective Registration and to have the Receipts issued by the Commissions on or before the Qualification Deadline and will, in the event that either an Effective Registration is not filed or the Receipts are not issued on or before the Qualification Deadline, continue to use its reasonable best efforts to file an Effective Registration and / or obtain the Receipts thereafter, as the case may be. Moreover, the Company covenants that if any securities to be reserved for the purpose of the exercise of the Special Warrants or the exercise of the Unit Warrants require registration with, or approval of, any governmental authority under any U.S. Securities Laws before such securities may be validly issued or delivered upon such exercise, then the Company will in good faith and expeditiously as reasonably possible to endeavour to secure such registration or approval. The Company will use reasonable efforts to obtain appropriate approvals or registrations under state "Blue Sky" security laws as applicable;

(g) the Company will maintain its status as a reporting issuer in the Qualifying Provinces and as a "reporting company" with a class of equity securities registered pursuant to section 12(g) of the United States Securities Act of 1934, as amended not in default of any reporting or filing requirements under U.S. Securities Laws;

(h) the Company will send a written notice to the Trustee and to each Special Warrantholder at the address of such Holder appearing in the register of Special Warrants maintained pursuant to this Agreement, of the filing of an Effective Registration and the issuance of the Receipts, together with a commercial copy of the Prospectus for those Holders in the Qualifying Provinces, as soon as practicable but, in any event, not later than five business days after the filing of the Effective Registration or the issuance of such Receipts, as the case may be, together with confirmation of any adjustment to the number of securities issuable pursuant to Article 8);

(i) the Company will generally well and truly perform and carry out all the acts or things to be done by it as provided in this Agreement or as the Trustee may reasonably require for the better accomplishing and effecting of the intentions and provisions of this Agreement; and

(j) the Company shall pay all documentary, stamp or similar taxes and other governmental charges that may be imposed with respect to the issuance of the Special Warrants or the issuance or delivery of any Common Shares or Unit Warrants upon the exercise of the Special
Warrants.

9.2  Trustee's Remuneration and Expenses

The Company covenants that it will pay to the Trustee from time to time reasonable remuneration for its services under this Agreement and will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in the administration or execution hereof (including the reasonable compensation and the disbursements of counsel and all other advisers and assistants not regularly in its employ), both before any default under this Agreement and thereafter until all duties of the Trustee under this Agreement will be finally and fully performed, except any expense, disbursement or advance as may arise from the negligence or wilful misconduct of the Trustee or of persons for whom the Trustee is responsible.

9.3  Right to Dividends or Distributions

If the Company pays a dividend or makes any distribution to all or substantially all of the holders of Common Shares or if the Company declares any dividend, or provides for any distribution, payable to all or substantially all the holders of Common Shares of record during the Exercise Period, the Company agrees that it will pay the same amount of such dividend or make the same distribution of cash, property or securities as a deposit to the Trustee, as if the Holders were the holders of the number of Common Shares that they are entitled to receive upon the exercise of the Special Warrants, and such payments or distributions shall be held and dealt with by the Trustee in accordance with the provisions of this Agreement.

9.4  Performance of Covenants by Trustee

If the Company fails to perform any of its covenants contained in this Agreement, the Trustee may notify the Special Warrantholders of the failure on the part of the Company or may itself perform any of the said covenants capable of being performed by it, but will be under no obligation to do so or to notify the Special Warrantholders. All sums expended or advanced by the Trustee in so doing will be repayable as provided in section 9.2. No performance, expenditure or advance by the Trustee will be deemed to relieve the Company of any default under this Agreement.

9.5  Certificate of the Company

The Company will deliver to the Trustee, on the same date that it delivers the notice referred to in section 6.2 to the Trustee, or on the last day of the Exercise Period if the Qualification Date does not occur during the Exercise Period, a certificate indicating the Exchange Number as at that date and whether or not any dividends or distributions referred to in section 9.3 have been made.

9.6  Securities Qualification Requirements

(a) If, in the opinion of counsel, any instrument (not including a prospectus) is required to be filed with, or any permission is required to be obtained from any governmental authority in Canada or any other step is required under any federal or provincial law of Canada before any Securities which a Special Warrantholder is entitled to acquire pursuant to the exercise of any Special Warrant may properly and legally be issued upon due exercise thereof and thereafter traded, without further formality or restriction, the Company covenants that it will take such required action.

(b) The Company or, if required by the Company, the Trustee will give notice of the issue of Securities pursuant to the exercise of Special Warrants, in such detail as may be required, to each securities commission or similar regulatory authority in each jurisdiction in Canada in which there is legislation or regulation permitting or requiring the giving of any such notice in order that such issue of Common Shares and the subsequent disposition of Securities so issued will not be subject to the prospectus qualification requirements of such legislation or regulation.

                                ARTICLE 10
                                ENFORCEMENT

10.1   Suits by Special Warrantholders

All or any of the rights conferred upon a Special Warrantholder by the terms of a Special Warrant or of this Agreement may be enforced by the holder by appropriate legal proceedings but without prejudice to the right that is hereby conferred upon the Trustee to proceed in its own name to enforce each and all of the provisions herein contained for the benefit of the holder of Special Warrants from time to time outstanding.

10.2  Immunity of Shareholders, Directors & Officers

The Trustee, and by their acceptance of the Special Warrant Certificates and as part of the consideration for the issue of the Special Warrants, the Special Warrantholders, hereby waive and release any right, cause of action or remedy now or hereafter existing in any jurisdiction against any past, present or future shareholder, director, officer, employee or agent of the Company in their capacity as such, either directly or through the Company, relating to any obligations, representations, warranties and covenants under the Special Warrants or this Agreement, it being acknowledged that all such obligations, representations, warranties and covenants are solely those of the Company. Accordingly, the obligations under the Special Warrants and this Agreement are not personally binding upon, nor will resort hereunder be had to, the private property of any of the past, present or future directors, officers, shareholders, employees or agents of the Company but only the property of the Company (or any successor corporation) will be bound in respect hereof. The protection afforded under this paragraph shall not extend to misrepresentations knowingly made.

10.3  Waiver of Default

Upon the happening of any default hereunder:

(a) the holders of not less than 51% of the Special Warrants then outstanding shall have the power (in addition to the powers exercisable by extraordinary resolution) by requisition in writing to instruct the Trustee to waive any default hereunder and the Trustee shall thereupon waive the default upon such terms and conditions as shall be prescribed in such requisition; or

(b) the Trustee shall have the power to waive any default hereunder upon such terms and conditions as the Trustee may deem advisable if, in the Trustee's opinion, the same shall have been cured or adequate provision made therefor;

provided that no delay or omission of the Trustee or of the Special Warrantholders to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver of any such default or acquiescence therein and provided further that no act or omission either of the Trustee or of the Special Warrantholders in the premises shall extend to or be taken in any manner whatsoever to affect any subsequent default hereunder of the rights resulting therefrom.

                                ARTICLE 11
                 MEETINGS OF SPECIAL WARRANTHOLDERS

11.1  Right to Convene Meetings

The Trustee may at any time and from time to time and will, on receipt of a written request of the Company or of a Special Warrantholders' Request and upon being indemnified to its reasonable satisfaction by the Company or by the Special Warrantholders signing the Special Warrantholders' Request against the cost that may be incurred in connection with the calling and holding of the meeting, convene a meeting of the Special Warrantholders. If, within 21 days after receipt of the written request of the Company or Special Warrantholders' Request and such indemnity has been given, the Trustee fails to give notice convening a meeting, the Company or the Special Warrantholders, as the case may be, may convene the meeting. Every meeting will be held in the City of Vancouver or at such other place as may be approved or determined by the Trustee.

11.2  Notice

At least 10 days' notice of any meeting will be given to the Special Warrantholders in the manner provided in section 14.2 and a copy of the notice will be sent by mail to the Trustee unless the meeting has been called by it, and to the Company unless the meeting has been called by it. Each notice will state the time when and the place where the meeting is to be held and will state briefly the general nature of the business to be transacted thereat and shall contain such information as is reasonably necessary to enable the Special Warrantholders to make a reasoned decision on the matter but it will not be necessary for the notice to set out the terms of any resolution to be proposed or any of the provisions of this Article 14.

11.3  Chairman

A person, who need not be a Special Warrantholder, designated in writing by the Trustee will chair the meeting and if no person is so nominated, or if the person so nominated is not present within 15 minutes from the time fixed for the holding of the meeting, the Special Warrantholders present in person or by proxy will choose a person present to chair the meeting.

11.4Quorum

With respect to the quorum required for a meeting of Special
Warrantholders:

(a) at any meeting of the Special Warrantholders a quorum will consist of Special Warrantholders present in person or by proxy and entitled to acquire at least 20% of the aggregate number of Special Warrants then outstanding, provided at least two persons entitled to vote thereat are personally present;

(b) if a quorum of the Special Warrantholders is not present within 30 minutes from the time fixed for holding any meeting, the meeting, if summoned by the Special Warrantholders or on a Special Warrantholders' Request, will be dissolved; but, subject to section 11.12(b), in any other case the meeting will be adjourned to the same day in the next week (unless that day is not a business day, in which event the meeting will be reconvened on the next day that is a business day) at the same time and place and no notice need be given; and

(c) at the adjourned meeting, the Special Warrantholders present in person or by proxy will form a quorum and may transact the business for which the meeting was originally convened, notwithstanding that they may not hold at least 20% of the aggregate number of Special Warrants then outstanding.

11.5  Power to Adjourn

The chairman of any meeting at which a quorum of the Special
Warrantholders is present may, with the consent of the meeting, adjourn the meeting and no notice of the adjournment need be given except such notice, if any, as the meeting may prescribe.

11.6  Show of Hands

Every question submitted to a meeting will be decided in the first place by a majority of the votes given on a show of hands except that votes on an Special Resolution will be given in the manner provided in section 11.12(c). At any meeting, unless a poll is duly demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority will be conclusive evidence of the fact.

11.7  Poll

On every Special Resolution, and on any other question submitted to a meeting upon which a poll is directed by the chairman or requested by one or more of the Special Warrantholders acting in person or by proxy and representing in the aggregate at least 5% of the aggregate number of Special Warrants then outstanding, a poll will be taken in such manner as the chairman will direct. Questions other than an Special Resolution will be decided by a majority of the votes cast on a poll.

11.8  Voting

On a show of hands every person who is present and entitled to vote, whether as a Special Warrantholder or as proxy for one or more absent Special Warrantholders or both, will have one vote. On a poll each Special Warrantholder present in person or represented by a proxy duly appointed by instrument in writing will be entitled to one vote in respect of each Special Warrant then held by him. A proxy need not be a Special Warrantholder.

11.9  Regulations

The Trustee or the Company with the approval of the Trustee may from time to time make or vary such regulations as they will think fit:

(a) the setting of the record date for a meeting for the purpose of determining Special Warrantholders entitled to receive notice of and to vote at the meeting;

(b) for the issue of voting certificates by any bank, trust company or other depositary satisfactory to the Trustee stating that the Special Warrants specified therein have been deposited with the depository by a named person and will remain on deposit until after the meeting, which voting certificates will entitle the persons named therein to be present and vote at the meeting and at any adjournment thereof or to appoint a proxy or proxies to represent them and vote for them at that meeting and at any adjournment thereof in the same manner and with the same effect as though the persons so named in the voting certificates were the actual holders of the Special Warrants specified therein;

(c) for the deposit of voting certificates and/or instruments appointing proxies at such place and time as the Trustee, the Company or the Special Warrantholders convening the meeting, as the case may be, may in the notice convening the meeting direct;

(d) for the deposit of voting certificates and/or instruments appointing proxies at some approved place or places other than the place at which the meeting is to be held and enabling particulars of the voting certificates and/or instruments appointing proxies to be sent by mail, cable, telex or other means of prepaid, transmitted, recorded communication before the meeting to the Company or to the Trustee at the place where the same is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting;

(e)  for the form of instrument appointing a proxy; and

(f) generally for the calling of meetings of Special Warrantholders and the conduct of business thereat.

Any regulations so made will be binding and effective and the votes given in accordance therewith will be valid and will be counted. Except as the regulations may provide, the only persons who will be recognized at any meeting as the holders of any Special Warrants, or as entitled to vote or, subject to section 11.10, be present at the meeting in respect thereof, will be persons who are the registered holders of Special Warrants or their duly appointed proxies.

11.10  Company and Trustee may be Represented

The Company and the Trustee by their respective officers or directors, and the counsel to the Company and the Trustee may attend any meeting of the Special Warrantholders, but will have no vote as such.

11.11  Powers Exercisable by Special Resolution

In addition to all other powers conferred upon them by any other provisions of this Agreement or by law the Special Warrantholders at a meeting will have the following powers exercisable from time to time by Special Resolution:

(a) power to agree to any modification, abrogation, alteration, compromise or arrangement of the rights of Special Warrantholders and/or the Trustee in its capacity as trustee under this Agreement or on behalf of the Special Warrantholders against the Company, whether those rights arise under this Agreement or the Special Warrant certificates;

(b) power to direct or authorize the Trustee to enforce any of the covenants on the part of the Company contained in this Agreement or the Special Warrants or to enforce any of the rights of the Special
Warrantholders in any manner specified in the Special Resolution or to refrain from enforcing any such covenant or right;

(c) power to restrain any Special Warrantholder from taking or instituting any suit, action or proceeding against the Company for the enforcement of any of the covenants on the part of the Company contained in this Agreement or the Special Warrants or to enforce any of the rights of the Special Warrantholders except for a suit or action against the Company to compel payment to a Special Warrantholder in respect of monies owing to him in accordance with the provisions of section 9.3;

(d) power to direct any Special Warrantholder who, as such, has brought any suit, action or proceeding to stay or discontinue or otherwise deal with the same upon payment of the costs, charges and expenses reasonably and properly incurred by the Special Warrantholder in connection therewith;

(e) power from time to time and at any time to remove the Trustee and appoint a successor trustee;

(f) power to amend, alter or repeal any special resolution previously passed or sanctioned by the Special Warrantholders; and

(g) power to assent to any compromise or arrangement with any creditor or creditors or any class or classes of creditors, whether secured or otherwise, and with holders of any shares or other securities of the Company.

11.12  Meaning of "Special Resolution

(a) The expression "Special Resolution" when used in this Agreement means, subject to the provisions in this subsection 11.12(b) and 11.12(c) and in sections 11.15 and 11.16 provided, a resolution proposed at a meeting of the Special Warrantholders duly convened for that purpose and held in accordance with the provisions of this Article 11 at which there are present in person or by proxy Special Warrantholders holding at least 20% of the aggregate number of Special Warrants then outstanding and passed by the affirmative votes of Special Warrantholders holding not less than two-thirds of the aggregate number of Special Warrants represented at the meeting.

(b) If, at any meeting called for the purpose of passing a Special Resolution, Special Warrantholders entitled to acquire at least 20% of the aggregate number of Special Warrants then outstanding are not present in person or by proxy within 30 minutes after the time appointed for the meeting, then the meeting, if convened by Special Warrantholders or on a Special Warrantholders' Request, will be dissolved; but in any other case it will stand adjourned to such day, being not less than 15 or more than 60 days later, and to such place and time as may be appointed by the chairman. Not less than 10 days' notice will be given of the time and place of the adjourned meeting in the manner provided in section 14.2. The notice will state that at the adjourned meeting the Special Warrantholders present in person or by proxy will form a quorum but it will not be necessary to set forth the purposes for which the meeting was originally called or any other particulars. At the adjourned meeting the Special Warrantholders present in person or by proxy will form a quorum and may transact the business for which the meeting was originally convened and a resolution proposed at the adjourned meeting and passed by the requisite vote as provided in subsection 11.12(a) will be a Special Resolution within the meaning of this Agreement notwithstanding that Special Warrantholders entitled to acquire at least 20% of the aggregate number of Special Warrants then outstanding are not present in person or by proxy at the adjourned meeting.

(c) Votes on a Special Resolution will always be given on a poll and no demand for a poll on a Special Resolution will be necessary.

11.13Powers Cumulative

It is hereby declared and agreed that any one or more of the powers or any combination of the powers in this Agreement stated to be exercisable by the Special Warrantholders by Special Resolution or otherwise may be exercised from time to time and the exercise of any one or more of the powers or any combination of the powers from time to time will not be deemed to exhaust the right of the Special Warrantholders to exercise that power or those powers or combination of powers then or any other power or powers or combination of powers thereafter from time to time.

11.14  Minutes

Minutes of all resolutions and proceedings at every meeting of Special Warrantholders convened and held pursuant to this Article 11 will be made and duly entered in books to be provided for that purpose by the Trustee at the expense of the Company, and any such minutes, if signed by the chairman of the meeting at which resolutions were passed or proceedings had, or by the chairman of the next succeeding meeting of the Special Warrantholders, will be prima facie evidence of the matters as stated in the minutes and, until the contrary is proved, every meeting, in respect of the proceedings of which minutes will have been made, will be deemed to have been duly convened and held, and all resolutions passed thereat or proceedings taken, to have been duly passed and taken.

11.15  Instruments in Writing

All actions that may be taken and all powers that may be exercised by the Special Warrantholders at a meeting held as provided in this Article 11 may also be taken and exercised by Special Warrantholders holding not less than two-thirds of the aggregate number of Special Warrants then outstanding by an instrument in writing signed in one or more counterparts by Special Warrantholders in person or by attorney duly appointed in writing and the expression "Special Resolution" when used in this Agreement will include an instrument so signed.

11.16Binding Effect of Resolutions

Every resolution and every Special Resolution passed in accordance with the provisions of this Article 11 at a meeting of Special Warrantholders will be binding upon all the Special Warrantholders, whether present at or absent from the meeting, and every instrument in writing signed by Special Warrantholders in accordance with section 11.15 will be binding upon all the Special Warrantholders, whether signatories thereto or not, and each and every Special Warrantholder and the Trustee (subject to the provisions for its indemnity herein contained) will be bound to give effect accordingly to every resolution and instrument in writing passed or executed in accordance with these provisions.

11.17  Holdings by Company Disregarded

In determining whether the requisite number of Special Warrantholders are present for the purpose of obtaining a quorum or have voted or consented to any resolution, Special Resolution, consent, waiver, Special Warrantholders' Request or other action under this Agreement, Special Warrants owned by the Company or any subsidiary of the Company will be deemed to be not outstanding.

                               ARTICLE 12
            SUPPLEMENTAL AGREEMENTS AND SUCCESSOR COMPANIES

12.1  Provision for Supplemental Agreements for Certain Purposes

From time to time the Company (when authorized by action of the directors) and the Trustee may, subject to the provisions hereof, and they will, when so directed hereby, execute and deliver by their proper officers, agreements or instruments supplemental to this Agreement, which thereafter will form part of this Agreement, for any one or more or all of the following purposes:

(a) setting forth any adjustments resulting from the application of the provisions of Article 7;

(b) adding to the provisions of this Agreement such additional covenants and enforcement provisions as, in the opinion of counsel, are necessary or advisable, provided that the same are not in the opinion of counsel to the Trustee prejudicial to the interest of the Special
Warrantholders as a group;

(c)  giving effect to any Special Resolution passed as provided in
Article 11;

(d) making provisions not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions arising under this Agreement provided that the provisions are not, in the opinion of counsel to the Trustee, prejudicial to the interests of the Special Warrantholders as a group;

(e) adding to or altering the provisions of this Agreement in respect of the transfer of Special Warrants, making provision for the exchange of Special Warrants, and making any modification in the form of the Special Warrants that does not affect the substance of the Special Warrants;

(f) modifying any of the provisions of this Agreement or relieving the Company from any of the obligations, conditions or restrictions contained in this Agreement, provided that no such modification or relief will be or become operative or effective if in the opinion of counsel to the Trustee the modification or relief impairs any of the rights of the Special Warrantholders, as a group, or of the Trustee, and provided that the Trustee may in its uncontrolled discretion decline to enter into any supplemental agreement which in its opinion may not afford adequate protection to the Trustee when the such supplemental agreement becomes operative; and

(g) for any other purpose not inconsistent with the terms of this Agreement, including the correction or rectification of any ambiguities, defective provisions, errors or omissions in this Agreement, provided that in the opinion of counsel to the Trustee the rights of the Trustee and the Special Warrantholders, as a group, are in no way prejudiced thereby.

12.2  Successor Companies

In the case of the consolidation, amalgamation, merger or transfer of the undertaking or assets of the Company as an entirety or substantially as an entirety to another corporation ("successor corporation"), the successor corporation resulting from the consolidation, amalgamation, merger or transfer (if not the Company) will be bound by the provisions of this Agreement and all obligations for the due and punctual performance and observance of each and every covenant and obligation contained in this Agreement to be performed by the Company and, if requested by the Trustee, the successor corporation will, by supplemental agreement satisfactory in form to the Trustee and executed and delivered to the Trustee, expressly assume those obligations.

                                   ARTICLE 13
                             CONCERNING THE TRUSTEE

13.1  Trust Agreement Legislation

If and to the extent that any provision of this Agreement limits, qualifies or conflicts with a mandatory requirement of Applicable
Legislation, the mandatory requirement will prevail. The Company and the Trustee agree that each will at all times, in relation to this Agreement and any action to be taken under this Agreement, observe and comply with and be entitled to the benefits of Applicable Legislation.

13.2  Rights and Duties of Trustee

The rights and duties of the Trustee are as follows:

(a) in the exercise of the rights and duties prescribed or conferred by the terms of this Agreement, the Trustee will act honestly and in good faith with a view to the best interests of the Special Warrantholders and will exercise that degree of care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances. In the absence of negligence or fraud, the Company shall indemnify and save harmless the Trustee from all loss, costs or damages it may suffer in administering the trusts of this Agreement. No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own negligence or fraud;

(b) the obligation of the Trustee to commence or continue any act, action or proceeding for the purpose of enforcing any rights of the Trustee or the Special Warrantholders under this Agreement will be conditional upon the Special Warrantholders furnishing, when required by notice in writing by the Trustee, sufficient funds to commence or continue the act, action or proceeding and indemnity reasonably satisfactory to the Trustee to protect and hold harmless the Trustee against the costs, charges and expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof. None of the provisions contained in this Agreement will require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless indemnified and funded as required in this subsection 13.2(b);

(c) The Trustee may, before commencing action or proceeding, or at any time during the continuance thereof, require the Special Warrantholders at whose instance it is acting to deposit with the Trustee the Special Warrant Certificates held by them, for which Special Warrant
Certificates the Trustee will issue receipts; and

(d) Every provision of this Agreement that by its terms relieves the Trustee of liability or entitles it to rely upon any evidence submitted to it is subject to the provisions of the Applicable Legislation, of this section 13.2 and of section 13.3.

13.3  Evidence, Experts and Advisers

(a) In addition to the reports, certificates, opinions and other evidence required by this Agreement, the Company will furnish to the Trustee such additional evidence of compliance with any provision of this Agreement, and in such form, as may be prescribed by Applicable Legislation or as the Trustee may reasonably require by written notice to the Company.

(b) In the exercise of its rights and duties, the Trustee may, if it is acting in good faith, rely as to the truth of the statements and the accuracy of the opinions expressed therein, upon statutory declarations, opinions, reports, certificates or other evidence furnished to the Trustee pursuant to any provision of this Agreement or of Applicable Legislation or pursuant to a request of the Trustee provided that the Trustee examines the evidence and determines that the evidence complies with the applicable requirements of this Agreement.

(c) Whenever Applicable Legislation requires that evidence referred to in subsection 13.3(a) be in the form of a statutory declaration, the Trustee may accept a statutory declaration in lieu of a certificate of the Company required by any provision of this Agreement. Any such statutory declaration may be made by one or more of the officers or directors of the Company.

(d) The Trustee may employ or retain such counsel, accountants, engineers, appraisers, or other experts or advisers as it may reasonably require for the purpose of discharging its duties under this Agreement and may pay reasonable remuneration for all services so performed by any of them, without taxation of costs of any counsel, and will not be responsible for any misconduct on the part of any of them.

(e) The Trustee may, as a condition precedent to any action to be taken by it under this Agreement, require such opinions, statutory declarations, reports, certificates or other evidence as it, acting reasonably, considers necessary or advisable in the circumstances.

(f) Proof of the execution of an instrument in writing, including a Special Warrantholders' Request, by any Special Warrantholder may be made by the certificate of a notary public, or other officer with similar powers, that the person signing such instrument acknowledges to the execution thereof, or by an affidavit of a witness to such execution or in any other manner which the Trustee may consider adequate.

13.4  Securities, Documents and Monies Held by Trustee

Any securities, documents of title or other instruments that may at any time be held by the Trustee subject to the trusts hereof may be placed in the deposit vaults of the Trustee or of any of the Canadian Imperial Bank of Commerce, Bank of Montreal, Bank of Nova Scotia, The Toronto-Dominion Bank, the Royal Bank of Canada and the Hongkong Bank of Canada or deposited for safekeeping with any of those Canadian chartered banks. Unless otherwise expressly provided in this Agreement, any monies held pending the application or withdrawal thereof under any provision of this Agreement, may be deposited in the name of the Trustee in any of the foregoing Canadian chartered banks at the rate of interest then current on similar deposits or, with the consent of the Company may be
(i) deposited in the deposit department of the Trustee or any other loan or trust company authorized to accept deposits under the laws of Canada or a province thereof whose short term debt obligations or deposits have a rating of at least R1 as rated by Dominion Bond Rating Service, or
(ii) invested in securities issued or guaranteed by the Government of Canada or a province thereof or in obligations, maturing not more than one year from the date of investment, of or guaranteed by any of the foregoing Canadian chartered banks or loan or trust companies. All interest or other income received by the Trustee in respect of such deposits and investments will belong to the Company.

13.5  Action by Trustee to Protect Interests

The Trustee will have power to institute and to maintain such actions and proceedings as it may consider necessary or expedient to preserve, protect or enforce its interests and the interests of the holders of Special Warrants.

13.6  Trustee not Required to Give Security

The Trustee will not be required to give any bond or security in respect of the execution of the trusts and powers of this Agreement or otherwise in respect of the premises.

13.7  Protection of Trustee

By way of supplement to the provisions of any law for the time being relating to trustees, it is expressly declared and agreed as follows:

(a) the Trustee will not be liable for or by reason of any representations, statements of fact or recitals in this Agreement or in the Special Warrants (except the representation contained in section
13.9 or in the certificate of the Trustee on the Special Warrants) or required to verify the same, but all those statements or recitals are and will be deemed to be made by the Company;

(b) nothing in this Agreement will impose any obligation on the Trustee to see to or to require evidence of the registration (or filing or renewal thereof) of this Agreement or any instrument ancillary or supplemental to this Agreement;

(c) the Trustee will not be bound to give notice to any person or persons of the execution of this Agreement;

(d) the Trustee shall not incur any liability or responsibility whatever or be in any way responsible for the consequence of any breach on the part of the Company of any of the covenants herein contained or of any acts of any directors, officers, employees, agents or servants of the Company; and

(e) the Trustee shall not be bound to give any notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless it shall have been required to do so under the terms hereof; nor shall the Trustee be required to take notice of any default hereunder, unless and until notified in writing of such default, which notice shall distinctly specify the default desired to be brought to the attention of the Trustee and in the absence of any such notice the Trustee may for all purposes of this Agreement conclusively assume that no default has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein. Any such notice shall in no way limit any discretion herein given to the Trustee to determine whether or not the Trustee shall take action with respect to any default.

13.8  Replacement of Trustee

(a) The Trustee may resign its trust and be discharged from all further duties and liabilities under this Agreement by giving to the Company not less than 90 days' notice in writing or such shorter notice as the Company may accept as sufficient. The Special Warrantholders by Special Resolution will have power at any time to remove the Trustee and to appoint a new Trustee. In the event of the Trustee resigning or being removed as pursuant to this subsection 13.8(a) or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting under this Agreement, the Company will forthwith appoint a new Trustee unless a new Trustee has already been appointed by the Special Warrantholders; failing that appointment by the Company the retiring Trustee or any Special Warrantholder may apply to a Justice of the Supreme Court of British Columbia, on such notice as the Justice may direct, for the appointment of a new Trustee; but any new Trustee so appointed the Company or by the Court will be subject to removal as aforesaid by the Special Warrantholders. Any new Trustee appointed under any provision of this section 13.8 will be a corporation authorized to carry on the business of a trust company in the Province of British Columbia and, if required by the Applicable Legislation of any other Province, in that other Province. On any appointment the new Trustee will be vested with the same powers, rights, duties and responsibilities as if it had been originally named in this Agreement as Trustee without any further assurance, conveyance, act or deed; but there will be immediately executed, at the expense of the Company, all such conveyances or other instruments as may, in the opinion of counsel, be necessary or advisable for the purpose of assuring the same of the new Trustee.

(b) Upon the appointment of a new Trustee, the Company will promptly give notice to the Special Warrantholders of the new Trustee.

(c) Any corporation into or with which the Trustee may be merged or consolidated or amalgamated, or any corporation succeeding to the trust business of the Trustee will be the successor to the Trustee under this Agreement without any further act on its part or any of the parties hereto provided that the corporation would be eligible for appointment as a new Trustee under subsection 13.8(a).

(d) Any Special Warrants certified but not delivered by a predecessor Trustee may be certified by the new or successor Trustee in the name of the predecessor or new or successor Trustee.

13.9  Conflict of Interest

(a) The Trustee represents to the Company that at the time of the execution and delivery of this Agreement no material conflict of interest exists in the Trustee's role as a fiduciary under this Agreement and agrees that in the event of a material conflict of interest it will, within 90 days after ascertaining that it has a material conflict of interest, either eliminate the same or resign its trust under this Agreement to a successor trustee approved by the Company and meeting the requirements set forth in section 13.8. Notwithstanding the foregoing provisions of this section 13.9(a), if any such material conflict of interest exists or hereafter shall exist, the validity and enforceability of this Agreement and the Special Warrant Certificate shall not be affected in any manner whatsoever by reason thereof.

(b) Subject to subsection 13.9(a), the Trustee, in its personal or any other capacity may buy, lend upon and deal in securities of the Company, may act as registrar and transfer agent for the Common Shares and trustee for the Unit Warrants under the Unit Warrant Agreement, and generally may contract and enter into financial transactions with the Company or any subsidiary of the Company, all without being liable to account for any profit made thereby.

13.10  Acceptance of Trust

The Trustee hereby accepts the trusts declared and provided for in this Agreement, agrees to perform the same upon the terms and conditions set out in this Agreement and agrees to hold all rights, interests and benefits contained in this Agreement for and on behalf of those persons who become holders of Special Warrants from time to time issued pursuant to this Agreement.

13.11  Indemnity

Without limiting any protection or indemnity of the Trustee under any other provisions hereof, or otherwise at law, the Company hereby agrees to indemnify and hold harmless the Trustee from and against any and all liabilities, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements, including reasonable legal or advisor fees and disbursements, of whatever kind and nature which may at any time be imposed on, incurred by or asserted against the Trustee in connection with the performance of its duties and obligations hereunder, other than such liabilities, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements arising by reason of the negligence or fraud of the Trustee. This provision shall survive the resignation or removal of the Trustee, or the termination of the Agreement. The Trustee shall not be under any obligation to prosecute or to defend any action or suit in respect of the relationship which, in the opinion of its counsel, may involve it in expense or liability, unless the Company shall, so often as required, furnish the Trustee with satisfactory indemnity and funding against such expense or liability.

13.12  Survival on Termination

The indemnity of the Trustee provided for herein shall survive the termination of this Agreement and the rights and obligations of the parties hereunder.

13.13  Special Warrants Owned by the Company or its Subsidiaries

For the purpose of disregarding any Special Warrants owned legally or beneficially by the Company or any Subsidiary of the Company in Section 7.4, the Company shall provide to the Trustee, from time to time, a certificate of the Company setting forth as at the date of such certificate:

(a) the names (other than the name of the Company) of the registered holders of Special Warrants which, to the knowledge of the Company, are owned by or held for the account of the Company or any Subsidiary of the Company; and

(b) the number of Special Warrants owned legally or beneficially by the Company or any Subsidiary of the Company,

and the Trustee, in making the computations in Section 7.4, shall be entitled to rely on such certificate without any additional evidence.

                               ARTICLE 14
                                 GENERAL

14.1  Notice to Company and Trustee

(a) Unless otherwise expressly provided in this Agreement, any notice to be given under this Agreement to the Company or the Trustee will be deemed to be validly given if delivered or if sent by registered letter, postage prepaid or if transmitted by telecopy:

(i)  if to the Company:

Urbana.ca, Inc.
22 Haddington Street
Cambridge, Ontario N1R 2B9
Attention:  Jason Cassis
Telephone:  (519) 740-1343
Fax:        (519) 740-1190

with a copy to:

Maitland & Company
Barristers and Solicitors
700 - 625 Howe Street
Vancouver, B.C.   V6C 2T6
Attention:  Christopher D. Farber
Telephone:  (604) 681 -7474
Fax:        (604) 681 -3896

(ii)  if to the Trustee:

Pacific Corporate Trust Company
#830-625 Howe Street
Vancouver, B.C.  V6C 3B8
Attention:  Manager, Corporate Trust Department
Telephone:  (604) 689-9853
Fax:        (604) 689-8144

and any notice given in accordance with the foregoing will be deemed to have been received on the date of delivery or, if mailed, on the fifth business day following the day of the mailing of the notice or, if transmitted by fax, at the time of transmission.

(b) The Company or the Trustee, as the case may be, may from time to time notify the other, in the manner provided above, of a change of address which, from the effective date of the notice and until changed by like notice, will be the address of the Company or the Trustee, as the case may be, for all purposes of this Agreement.

(c) If, by reason of a strike, lockout or other work stoppage, actual or threatened, involving postal employees, any notice to be given to the Trustee or to the Company under this Agreement could reasonably be considered unlikely to reach its destination, the notice will be valid and effective only if it is delivered to an officer of the party to which it is addressed or if it is delivered to that party at the appropriate address provided above by mail or by fax and any notice delivered in accordance with the foregoing will be deemed to have been received on the date of delivery to the officer or if delivered by mail or by fax on the first business day following the date of the sending of the notice by the person giving the notice.

14.2  Notice to Special Warrantholders

(a) Unless otherwise expressly provided in this Agreement, any notice to be given under this Agreement to Special Warrantholders will be deemed to be validly given if the notice is sent by prepaid mail, addressed to the holder or delivered by hand or transmitted by fax (or so mailed to certain holders and so delivered to other holders and so faxed to other holders) at their respective addresses and fax number appearing on the register maintained by the Trustee and if in the case of joint holders of any Special Warrants more than one address or fax number appears on the register in respect of that joint holding, the notice will be addressed or delivered, as the case may be, only to the first address or fax number, as the case may be so appearing. The Trustee will give, in the same manner as for Special Warrantholders set out above, a copy of each such notice to Maitland & Company, Barristers & Solicitors, 700 - 625 Howe Street, Vancouver, British Columbia, V6C 2T6 (Fax No.: (604) 681-3896) (Attention: Christopher D. Farber). Any notice so given will be deemed to have been given and received on the day of delivery by hand or fax, or on the next business day if delivered by mail.

(b) If, by reason of strike, lock-out or other work stoppage, actual or threatened, involving postal employees, any notice to be given to the Special Warrantholders could reasonably be considered unlikely to reach its destination, the notice may be published or distributed once in The Globe and Mail newspaper, or, in the event of a disruption in the circulation of that newspaper, once in the National Post, provided that in the case of a notice convening a meeting of the holders of Special Warrants, the Trustee may require such additional publications of that notice, in the same or in other cities or both, as it may deem necessary for the reasonable protection of the holders of Special Warrants or to comply with any applicable requirement of law or any stock exchange. Any notice so given will be deemed to have been given on the day on which it has been published in all of the cities in which publication was required (or first published in a city if more than one publication in that city is required). In determining, under any provision of this Agreement, the date when notice of any meeting or other event must be given, the date of giving notice will be included and the date of the meeting or other event will be excluded.

14.3  Satisfaction and Discharge of Agreement

Upon the date which there shall have been delivered to the Trustee for exercise all Special Warrant Certificates certified hereunder and if all certificates representing Units will have been delivered to Special Warrantholders to the full extent of the rights attached to all Special Warrants theretofore certified under this Agreement and the monies to be paid under this Agreement have been paid, this Agreement will cease to be of further effect and the Trustee, on demand of and at the cost and expense of the Company and upon delivery to the Trustee of a certificate of the Company stating that all conditions precedent to the satisfaction and discharge of this Agreement have been complied with and upon payment to the Trustee of the fees and other remuneration payable to the Trustee, the parties hereto will execute proper instruments acknowledging satisfaction of and discharging this Agreement. Notwithstanding the foregoing, the indemnities provided to the Trustee by the Company shall remain in full force and effect and survive the termination of this Agreement.

14.4  Sole Benefit of Parties and Special Warrantholders

Nothing in this Agreement or in the Special Warrants, expressed or implied, will give or be construed to give to any person other than the parties hereto and the Special Warrantholders any legal or equitable right, remedy or claim under this Agreement, or under any covenant or provision therein contained, all such covenants and provisions being for the sole benefit of the parties hereto and the Special Warrantholders.

14.5  Counterparts and Formal Date

This Agreement may be simultaneously executed in several counterparts, each of which when so executed will be deemed to be an original and the counterparts together will constitute one and the same instrument and notwithstanding their date of execution will be deemed to bear the date as of April 27, 2000.

14.6  Successors

This Agreement shall enure to the benefit of, and be binding upon, the Company and the Trustee and their respective successors (including successors by reason of amalgamation, merger, business combination or arrangement) and legal representatives and nothing expresses or mentioned in this Agreement is intended and shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provision herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person.

IN WITNESS WHEREOF the parties have caused this Agreement to be executed by their proper officers in that behalf.

URBANA.CA, INC.


By: /s/  Jason Cassis
Jason Cassis, Chief Executive Officer


PACIFIC CORPORATE TRUST COMPANY

By: /s/  John Halse
John Halse, President


By: /s/  Marc Castonguay
Marc Castonguay, Vice President